UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 2, 2011 (November 1, 2011)

Commission File Number: 0-24260

Amedisys, Inc.

(Exact Name of Registrant as specified in its Charter)

Delaware	11-3131700
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5959 S. Sherwood Forest Blvd., Baton Rouge, LA 70816

(Address of principal executive offices, including zip code)

(225) 292-2031 or (800) 467-2662

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02(e).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced by Amedisys, Inc., a Delaware corporation (the “Company”), under Item 5.02 of its Current Report on Form 8-K dated November 1, 2011, the Company’s Board of Directors (the “Board”) has appointed Ronald A. LaBorde as the Company’s new President effective as of November 1, 2011. Mr. LaBorde has served as a member of the Board since 1997 and continues to serve the Company in this capacity. Also effective as of November 1, 2011, Mr. LaBorde has entered into an Employment Agreement (the “Agreement”) with the Company and Amedisys Holding, L.L.C., a Louisiana limited liability company. Contemporaneously with the execution of the Agreement, Mr. LaBorde resigned from his previously-held position as Lead Director of the Board and as a member of each of the Audit, Compensation, Nominating and Corporate Governance and Quality of Care Committees of the Board.

The Agreement was approved by the Board upon the recommendation and approval of the Compensation Committee of the Board (the “Committee”). Mr. LaBorde recused himself from the votes taken by each of the Committee and the Board regarding his appointment as President and the approval of the Agreement.

The following is a description of the terms and conditions of Mr. LaBorde’s Agreement and the amounts payable to him thereunder. Mr. LaBorde’s Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K, and the following description is qualified in its entirety by the provisions of the Agreement.

Mr. LaBorde has agreed to serve as the Company’s President, with such duties and responsibilities as are customary for the presidents of corporations of a similar size and businesses as the Company and other specified duties. The term of the Agreement runs until December 31, 2013. Upon expiration of the term of the Agreement, Mr. LaBorde’s employment will continue on an “at will” basis; provided that if Mr. LaBorde is terminated without Cause (as defined further below) or resigns for Good Reason (as defined further below) thereafter, he will be compensated as if he were terminated without Cause or resigned for Good Reason prior to a Change in Control during the term of the Agreement (regardless of whether such termination or resignation during the “at will” employment period occurred before or after a Change in Control).

The Agreement contemplates that the parties will negotiate an amendment to the Agreement prior to the end of each calendar year, extending the term of employment for an additional year. During the course of each negotiation, which is slated to occur annually in October, the parties shall discuss Mr. LaBorde’s performance and may also discuss additional proposed modifications of the Agreement, with a view toward concluding such discussions, and, assuming they actually come to agreement, entering into an amendment to the Agreement prior to the end of the calendar year. However, neither party is legally obligated to actually enter into any such amendment, and any such amendment must be approved by the Committee and/or the Board.

Under the terms of the Agreement, Mr. LaBorde, among other things, is entitled to:

(1)	an annual base salary of not less than $475,000, subject to annual review for increase (but not decrease) by the Committee;

(2)	participate in the Company’s annual (cash bonus) incentive plan, with target and maximum award opportunities approved from year to year by the Board and/or the Committee (for 2012, Mr. LaBorde’s target cash bonus award opportunity shall not be less than $356,250, and his maximum cash bonus award opportunity shall not be less than 150% of his target award opportunity);

(3)

subject to the approval of the Board and/or the Committee, be eligible, beginning in 2012, for annual equity (long-term incentive) awards in the form of shares of restricted and/or non-vested Company common stock and/or securities exercisable for or convertible into shares of Company common stock, provided that no greater than 60% of the target value of any such long-term incentive award shall be subject to performance based, as opposed to tenure-based, vesting conditions, as established by the

Board and/or the Committee (for 2012, the grant date target value for Mr. LaBorde’s incentive award opportunity shall not be less than $712,500);

(4)	participate, consistent with his rank and position, in the Company’s other compensation, pension, welfare and benefit plans and programs as are made available to the Company’s senior level executives or to its employees in general, including deferral, health, medical, dental, long-term disability, travel, accident and life insurance plans, subject to eligibility; and

(5)	reimbursement of reasonable business expenses.

In addition, as specifically contemplated by the Agreement, on November 1, 2011, the Company granted Mr. LaBorde 36,177 shares of non-vested Company common stock. The shares granted vest ratably on the first, second, third and fourth anniversaries of the grant date, provided that Mr. LaBorde remains continuously employed by the Company through each such date.

Until the expiration of the term of the Agreement, the Company has agreed to use its reasonable best efforts, to the extent not inconsistent with applicable laws, rules, regulations and good governance standards, to nominate and cause the election of Mr. LaBorde to the Company’s Board. If, at any time during the term of the Agreement Mr. LaBorde is not elected to and serving on the Board, Mr. LaBorde is entitled to terminate the Agreement and would be entitled to the remedies provided for a termination without Cause prior to a Change in Control, which are described below.

In the event Mr. LaBorde’s employment is terminated due to his death, disability or retirement, Mr. LaBorde or his surviving spouse or estate (as the case may be) will be entitled to any benefits due or earned in accordance with the applicable plans of the Company and the following amounts (paid in accordance with Federal tax rules and regulations and within the deadlines described in the Agreement): (a) unpaid base salary through the date of termination; and (b) incentive awards earned in the prior year, but not yet paid. Additionally, all unvested equity awards held by Mr. LaBorde as of the date of death, disability or retirement will immediately vest at the “target” level (provided, however, that in the case of Mr. LaBorde’s retirement, awards which are intended to constitute performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and for which performance standards have not been met, will not be subject to accelerated vesting).

If Mr. LaBorde is terminated for Cause or if Mr. LaBorde voluntarily resigns without Good Reason (prior to a Change in Control), he will be entitled to any benefits earned in accordance with the applicable plans of the Company and the following amounts (paid in accordance with Federal tax rules and regulations and within the deadlines described in the Agreement): (a) unpaid base salary through the date of termination, and (b) incentive awards earned in the prior year, but not yet paid.

If Mr. LaBorde is terminated without Cause or resigns with Good Reason, in both cases prior to a Change in Control, Mr. LaBorde will be entitled to any benefits earned in accordance with the applicable plans of the Company and the following:

(1)	unpaid base salary through the date of termination, paid in accordance with Federal tax rules and regulations and within the deadlines described in the Agreement;

(2)	unpaid incentive awards earned in the prior year, paid in accordance with Federal tax rules and regulations and within the deadlines described in the Agreement;

(3)	continued participation in the Company’s group health plans for him and his dependents who are entitled to continuation coverage under Federal tax rules (or a monthly payment equal to the Company’s monthly subsidy for such group health plan coverage) for a period of time beginning with the calendar month that immediately follows the earliest payment date (as described in the Agreement) and ending at the earlier occurrence of the expiration of 18 months or until Mr. LaBorde receives substantially comparable coverage provided by a subsequent employer; and

(4)	an amount equal to 1.5 times the sum of (A) his base salary and (B) the greater of (x) an amount equal to his prior year cash bonus or (y) $356,250, which amount will be paid in substantially equal monthly installments in accordance with the Company’s payroll practices for a period of 18 months beginning with the calendar month that immediately follows the earliest payment date (as described in the Agreement).

In the event that Mr. LaBorde’s employment is terminated without Cause or he resigns with Good Reason within one year following a Change in Control (or he is terminated without Cause within 90 days prior to a Change in Control), Mr. LaBorde shall be entitled to any benefits earned in accordance with the applicable plans of the Company and the following:

(1)	unpaid base salary through the date of termination paid in accordance with Federal tax rules and regulations and within the deadlines described in the Agreement;

(2)	unpaid incentive awards earned in the prior year, paid in accordance with Federal tax rules and regulations and within the deadlines described in the Agreement;

(3)	continued participation in the Company’s group health plans for him and his dependents who are entitled to continuation coverage under Federal tax rules (or a monthly payment equal to the Company’s monthly subsidy for such group health plan coverage) for a period of time beginning with the calendar month that immediately follows the earliest payment date (as described in the Agreement) and ending at the earlier occurrence of the expiration of 18 months or until Mr. LaBorde receives substantially comparable coverage provided by a subsequent employer;

(4)	an amount equal to two times the sum of (A) his base salary and (B) the greater of (x) an amount equal to his prior year cash bonus or (y) $356,250, which amount will be paid in a lump sum following termination; and

(5)	immediate vesting (at the “target” level, if subject to performance-based vesting conditions) of all unvested equity awards held by Mr. LaBorde as of the date of the Change in Control.

“Cause” for Mr. LaBorde’s termination is defined to include, among other things, willful gross neglect or misconduct, violation of the Company’s code of conduct, breach of the restrictive covenants of the Agreement and misconduct in financial reporting.

“Good Reason” for voluntary resignation by Mr. LaBorde is defined as the occurrence of any of the following circumstances without Mr. LaBorde’s express written consent, unless the breach is corrected within thirty days from the date the Company is put on notice of the occurrence: (i) a material change in Mr. LaBorde’s base salary (other than in connection with a proportionate reduction in the base salaries of all similarly-situated senior level executive employees), (ii) a relocation of the Company’s corporate offices outside of a 50 mile radius from Baton Rouge, (iii) a material diminution of Mr. LaBorde’s authority, responsibilities or duties, or (iv) any material breach of the Agreement by the Company.

“Change in Control” is defined as (i) any person or group (as defined in the Securities Exchange Act of 1934, as amended) becomes the beneficial owner, directly or indirectly, of securities of the Company or any significant subsidiary of the Company, representing 50% or more of the combined voting power of the Company’s or such subsidiary’s then outstanding securities; (ii) as a result of a contested election or the designation by a person who has entered into an agreement with the Company to effect a transaction with the Company specified in items (i), (iii) or (iv) of this definition, individuals who at the beginning of any 12-month period constitute the Company’s Board, cease to constitute at least a majority of the Board; (iii) the consummation of a merger or consolidation of the Company or any significant subsidiary with any other entity, other than a merger or consolidation which would result in the voting securities of the Company or a significant subsidiary of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 50% of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation; or (iv) the consummation of a sale or disposition of all or substantially all of the consolidated assets of the Company (other than a sale or disposition immediately after which such assets will be owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the common stock of the Company immediately prior to such sale or disposition).

Mr. LaBorde may request that the Company or its successor provide financial security for payments required by the occurrence of a Change in Control. In the event any excise tax is imposed on any payments received under the Agreement that would constitute “excess parachute payments” within the meaning of Section 280G(b)(1) of the Code, then such payments shall either be (i) delivered in full pursuant to the terms of the Agreement or (ii) delivered to such lesser extent as results in no portion of the payments being subject to the excise tax. The determination of whether the payments shall be delivered in full or decreased shall be made by the Company on the basis of which event results in the receipt by Mr. LaBorde of the greater net after-tax benefit, determined by reducing the present value (as determined in accordance with Section 280G of the Code) of the payments by all applicable federal, state and local taxes and the excise tax. If there is a reduction in the payments, the Agreement specifies the order in which this must be accomplished.

Mr. LaBorde is subject to certain restrictive covenants, including prohibitions against competition and solicitation, for 18 months following his termination. He is also subject to a standstill provision, which prevents him from acquiring any Company securities or seeking to effect a Change in Control the Company (or assisting or working with others to effect a Change in Control of the Company) for a period of 18 months following his termination.

Both Mr. LaBorde and the Company are subject to arbitration for resolution of disputes arising out of the Agreement. Mr. LaBorde also has certain indemnity rights as described in the Agreement.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement dated November 1, 2011 by and among Amedisys, Inc., Amedisys Holding, L.L.C. and Ronald A. LaBorde

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDISYS, INC.

By:	/s/ Dale E. Redman
Dale E. Redman
Chief Financial Officer

DATE: November 2, 2011

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement dated November 1, 2011 by and among Amedisys, Inc., Amedisys Holding, L.L.C. and Ronald A. LaBorde